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                                                                    EXHIBIT 99.1

                     [LETTERHEAD OF WHITTAKER CORPORATION]

                                  NEWS RELEASE


                    Release:  February 2, 1998

                    Contact:  John K. Otto
                              Chief Financial Officer
                              (805) 526-5700, ext. 662



                 WHITTAKER CORPORATION ANNOUNCES COMPLETION OF
                      THE SALE OF WHITTAKER XYPLEX, INC.

     SIMI VALLEY, CA, JANUARY 30, 1998 - Whittaker Corporation (NYSE: WKR) today announced the completion of the sale of Whittaker Xyplex, Inc. to MRV Communications, Inc., for $35,000,000 in cash plus warrants to purchase 421,402 shares of common stock of MRV. Under the terms of its agreement with MRV, Whittaker shall be entitled to receive warrants to purchase an additional 78,598 shares of common stock of MRV upon Whittaker's timely performance of certain covenants. The proceeds from the sale will be used to reduce Whittaker's bank debt.

     Statements made herein that are not based on historical fact are "forward looking statements" within the meaning of the Private Litigation Reform Act of 1995. Actual results could differ from these forward looking statements for many reasons including failure to retain customers or to attract new customers, development of competing products, and delays in developing new products and markets.

     Whittaker Corporation develops innovative fluid control and fire safety systems for aerospace and industrial applications and turnkey data networking solutions for hospitals and other enterprises. For additional information on Whittaker, contact the Internet Home Page at http://www.wkr.com.

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